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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


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                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: August 17, 1999


                      PROTEIN POLYMER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


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
          Delaware                                 0-19724                             33-0311631
(State or other jurisdiction of                  (Commission               (IRS Employer Identification No.)
incorporation or organization)                   File Number)


    10655 Sorrento Valley Road
     San Diego, California                                                              92121
(Address of Principal Executive Offices)                                             (Zip Code)


                                (619) 558-6064
              (Registrant's telephone number, including area code)

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Item 5.   Other Events.
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                On August 17, 1999 Protein Polymer Technologies, Inc. (the
"Company"), (NASDAQ-PPTI) had an initial closing on a private placement with a small group of institutional and accredited investors 17,750 shares of the Company's Series G Convertible Preferred Stock ("Series G Preferred Stock") and warrants to purchase an aggregate of 3,550,000 shares of common stock. The Series G Preferred Stock was priced at $100 per share, and the Company received approximately $1.8 million, less approximately $120,000 in estimated expenses.

               The total offering of up to 35,000 shares of Series G Preferred Stock provides for additional closings until the middle of September 1999. Each share of Series G Preferred Stock is convertible at any time at the election of the holder into 200 shares of common stock at a conversion price of $0.50 per share, subject to certain antidilution adjustments. No underwriters were engaged by the Company in connection with such issuance and, accordingly, no underwriting discounts were paid. The offering is exempt from registration under
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and met the requirements of Rule 506 of Regulation D promulgated under the Securities Act. The Series G Preferred Stock, warrants and underlying common stock have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to use its best efforts to nominate for election a person approved by the holders of the Series G Preferred Stock to its Board of Directors.

               Each share of Series G Preferred Stock also received a common stock warrant exercisable at any time for 200 shares of common stock at an exercise price of $0.50 per share, and expires approximately 12 months after the close of the offering.

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                                   SIGNATURE
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 1999         PROTEIN POLYMER TECHNOLOGIES, INC.



                             By:   /s/ J. Thomas Parmeter
                             ---------------------------------
                              J. Thomas Parmeter
                              Chief Executive Officer

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                               INDEX TO EXHIBITS
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Exhibit Number               Description of Document                                         Page Number
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
99.1                         Press Release of the Registrant dated August 17, 1999.              4
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